                                                                    Exhibit 10.1
                                                                    ------------

                       CONFIDENTIAL TREATMENT REQUESTED


THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


                               February 20, 1998



The R.W. Johnson Pharmaceutical Research Institute
Welsh and McKean Roads
Spring House, PA   19477-0776

Dear Sirs:


This Letter Agreement ("Agreement") sets forth the terms and conditions under which The R.W. Johnson Pharmaceutical Research Institute, a division of Ortho-McNeil Pharmaceutical, Inc. (PRI) and DepoMed, Inc. ("DepoMed") will collaborate in a joint research project (the "Research") to determine optimal conditions for the production of a product (the "Product") consisting of formulations of the chemical compound known as [* *] incorporated in the DepoMed Gastric Retentive System (the "GR System"). The specific terms and conditions of this Agreement are as follows:

I.   THE RESEARCH


     A. DepoMed agrees to use its diligent efforts to implement and complete the Research Plan attached herewith and fully incorporated herein as Appendix A. Elements of this plan may be modified, but only by mutual written agreement of PRI and DepoMed (the "Parties") at any time during the term of this Agreement.

     B. PRI agrees to collaborate with and assist DepoMed in the implementation and completion of the Research Plan set forth in Appendix A by providing to DepoMed:

          1.  Bulk [* *] in sufficient quantities to perform the Research Plan;

          2.  Appropriate analytical and handling procedures for [* *]; and

                       CONFIDENTIAL TREATMENT REQUESTED

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


         3. Such other technology and expertise possessed by PRI which may be deemed necessary, by subsequent mutual agreement of the Parties, to achieve the objectives of this Agreement.


     C. All [* *], including work in process, shall remain the sole property of PRI. DepoMed agrees not to make any modifications of the [* *] provided by PRI hereunder, except as required in the performance of the Research Plan.

     D. The [* *] shall be used solely to conduct the Research Plan, and not for any other purpose. The [* *] shall not be made available to anyone other than employees of DepoMed working in furtherance of the Research Plan, shall not be transferred to any other persons outside of DepoMed for any purpose, and shall not be transferred to another institution or company without the prior written consent of PRI.

     E   Nothing herein shall create or imply any license in intellectual property rights related to [* *] owned or controlled by PRI to DepoMed, except for the non-exclusive license to DepoMed to use the [* *] for the research purposes expressly set forth herein. Similarly, nothing herein shall create or imply any license in intellectual property rights related to the GR System to PRI.

     F. Upon conclusion of the Research Plan, or termination of this Agreement, DepoMed shall discontinue use of the [* *] and will arrange for the return to PRI of all unused [* *] and work in progress.

     G. DepoMed will take appropriate steps to inform all Research Plan personnel of their obligations under this Agreement and to obtain their agreement to abide by the terms and conditions of this Agreement in the same manner as DepoMed.

     H. In the performance of the activities contemplated hereunder, the parties including employees and agents of each, shall be that of independent contractors, and not as employees, agents or fiduciaries of the other party, and neither party shall have the right to make commitments for or on behalf of the other party.

II.  TERM

     A. This Agreement is effective as of February 20, 1998, and shall continue in effect for the time period necessary for DepoMed to complete the Research Plan set forth in Appendix A, as estimated therein, or until DepoMed notifies PRI in writing that the Research Plan has been completed, or that the Research Plan is not likely to be successfully completed, if earlier.

                       CONFIDENTIAL TREATMENT REQUESTED

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


     B. The term of this Agreement may be extended by an amendment in writing executed by both Parties.

III. COSTS/PAYMENTS

     A. DepoMed agrees to use diligent efforts to complete the Research Plan within the estimated cost figures provided in the Research Plan. However, PRI acknowledges that the actual costs may exceed the estimates. DepoMed will invoice PRI on a monthly basis for work completed on the Research Plan, and PRI agrees to pay such invoices within 45 days.

     B. PRI and DepoMed understand that developments, unforeseen circumstances beyond the reasonable control of DepoMed or changes in the scope of the Research or DepoMed's responsibilities for the Research may increase the funding requirements for the Research. In such event, PRI and DepoMed agree to discuss appropriate revisions in the Research Plan and estimated costs for further work under the Research Plan.

     C. PRI is under no obligation to make payments to DepoMed or to agree to funding increases beyond the amount set forth in Appendix A.

     D. DepoMed will maintain complete and accurate records which are relevant to its execution of the Research Plan. DepoMed shall maintain such records, including raw data, in good order. Such records shall be open during regular business hours upon reasonable notice for a period of two (2) years from creation of individual records for examination at PRI's expense.

IV.  PROGRESS REPORTS/JOINT MEETINGS

DepoMed agrees to keep PRI informed through mutually agreeable means as significant tasks of the Research Plan are completed. DepoMed shall furnish to PRI appropriate technical information and reports describing the results obtained in performance of the Research Plan. Upon completion DepoMed shall provide PRI with a final written report on the results.

V.   CONFIDENTIAL INFORMATION

     A. During the term of Agreement and at such times as the parties shall agree, each party shall disclose to the other, in confidence subject to this
Section V, relevant proprietary information useful to the activities of the Research Plan which it considers confidential ("Confidential Information"). Such Confidential Information as well as all information generated in performance of the Research Plan ("Plan Information") shall be

                       CONFIDENTIAL TREATMENT REQUESTED

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


maintained in confidence by the other party and shall not be disclosed or otherwise communicated to others, or used for any purpose, except pursuant to and in order to carry out the terms and objectives of this Agreement, or the performance of any future Development and/or license agreement entered into by the parties under Section VI hereof. Each party hereby agrees to exercise reasonable precautions to prevent the unauthorized disclosure of such Confidential Information and Plan Information.

     B. Section V.A. shall not apply to the extent such Confidential Information or Plan Information:


          (a) was known or used by the receiving party prior to its date of disclosure to the receiving party as evidenced by the prior written records of the receiving party; or

          (b) either before or after the date of the disclosure to the receiving party is lawfully disclosed to the receiving party by sources other than the disclosing party rightfully in possession of the Confidential Information or Plan Information; or

          (c) either before or after the date of the disclosure to the receiving party becomes published or generally known to the public, other than through the sale of Products in the ordinary course of business through no fault or omission on the part of the receiving party or an Affiliate; or

          (d) is required to be disclosed by the receiving party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

     C. Notwithstanding the foregoing, each party may disclose the other's Confidential Information and Plan Information to its Affiliates, agents and consultants who have a need to know and who are under an obligation of confidentiality and non-use substantially equivalent to the obligations under this Section V.

     D. The provisions of this Section V shall supersede the Confidentiality Agreement between the parties executed November 18, 1997 and shall survive termination of this Agreement, but each party shall be released from the obligations under this Section V after a period of fifteen (15) years from the date of expiration or termination of this Agreement.

                       CONFIDENTIAL TREATMENT REQUESTED

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


VI.  FUTURE DEVELOPMENT

The decision as to whether to proceed with the preclinical and clinical development and marketing of any Product containing formulations of [* *] developed pursuant to this Agreement shall be in the sole discretion of PRI. At the conclusion of Stage 1 of the Research Plan, and prior to commencing work on Stage 2, the parties shall meet to negotiate the basic terms of a definitive Development Agreement and License, which will provide, inter alia, for an exclusive worldwide license to PRI and mutually agreeable development payments, milestone payments and/or royalties payable to DepoMed on net sales by PRI, its affiliates and sublicensees of any such product containing formulations of [* *] utilizing the GR System. Provided the parties can agree upon such basic terms, DepoMed will proceed with Stage 2 of the Research Plan hereunder, and the parties will negotiate and execute a definitive Development and License agreement incorporating such basic terms. Notwithstanding the foregoing, PRI may decide to terminate negotiations under this Article at any time without any resulting obligation or liability to DepoMed.

VII. PROPRIETARY RIGHTS

     A. All rights, title and interest to inventions, discoveries or improvements first conceived or made as a result of the performance of the Research Plan ("Inventions") that relate solely to the GR System, shall belong to DepoMed. All inventions that relate solely to [* *] shall belong to PRI.

     B. DepoMed represents and warrants to PRI that any Inventions that may be made by its employees in the performance of the Research Plan are owned by and shall be assigned to DepoMed, wholly and completely.

     C. DepoMed will promptly notify PRI in writing of any Inventions that relate solely to [* *], conceived and/or made by DepoMed as a result of the performance of the Research Plan. Such notice shall describe the substance of any such Invention in writing in sufficient detail so as to enable PRI to determine if a patentable Invention has been made.

VIII.  PUBLICITY

     A. Neither PRI nor DepoMed shall disclose the existence of or any terms of this Agreement or any of the information contained in the Appendix to this Agreement to any third party other than their professional advisors without the prior written permission of the other Party, except where such disclosure is required by law.

                       CONFIDENTIAL TREATMENT REQUESTED

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


     B. Neither PRI nor DepoMed shall use the name of the other Party in any advertising or promotional context in any medium, except that a mutually acceptable press release may be made by the parties.

IX.  COVENANT AND WARRANTY

Each Party hereby warrants, as of the date hereof, and covenants that (a) it has full right and authority to enter into this Agreement and to perform its obligations hereunder and (b) it has not entered into and during the term of the Agreement will not enter into any other agreement in conflict with this Agreement.

X.   ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other Party, except that PRI may assign its rights and/or obligations hereunder to any affiliate owned or controlled by, or under common ownership or control, or which owns or controls PRI. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective heirs, legal and personal representatives, successor and permitted assigns.

XI.  NOTICES

All notices permitted or required under this Agreement shall be deemed effective upon receipt by the Party to whom it is addressed, if made in writing and deposited, postage prepaid in a facility for the collection of mail maintained by the United States Post Office or if deposited with Federal Express or any other generally recognized expedited delivery service, or if personally delivered, or if transmitted by fax, addressed as follows:


          To PRI:


          Chairman
          The R.W. Johnson Pharmaceutical Research Institute
          Welsh and McKean Roads
          Spring House, PA   19477-0776
          FAX:  (215) 540-4683

                       CONFIDENTIAL TREATMENT REQUESTED

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


          To DepoMed:


               Dr. John W. Shell
               Chairman and Chief Scientific Officer
               DepoMed, Inc.
               1170 B Chess Drive
               Foster City, CA   94404-1167
               FAX:  (650) 513-0999


XII.   GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. Caption and paragraph headings are for convenience only and shall not form an interpretive part of this Agreement. This Agreement shall not be strictly construed against either Party hereto.

XIII.  TERMINATION

       A. This Agreement may be terminated by PRI with or without cause at any time, including but not limited to the completion of Phase I, upon thirty days written notice to DepoMed.

       B. Upon any material breach by a party to the Agreement, the other party may terminate this Agreement by thirty days written notice to the breaching party, specifying the material breach, default or other defect. The termination becomes effective, at the option of the non-breaching party, at the end of the thirty days period unless the breaching party cures the breach during the thirty day period.

       C. Upon expiration or termination of this Agreement, the provisions of Articles I.F, V, VI, VII, VIII, IX and XII shall continue in full force and effect, as well as any other provision herein which, by its intent or meaning, is intended to survive such expiration or termination.

       D. Any expiration or early termination of this Agreement shall not affect the rights and obligations of the Parties accruing under this Agreement prior to the effective date of such expiration or termination, including, but not limited to, any rights and obligations accruing under Articles I.F, V, VI, VII, VIII, IX and XII.

                       CONFIDENTIAL TREATMENT REQUESTED

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


XIV. SEVERABILITY

The provisions of this Agreement are severable. If any item or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

XV.  ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between PRI and DepoMed with respect to the subject matter hereof and supersedes any and all previous understandings or agreements between the Parties, whether written or verbal. No terms or provisions of this Agreement may be varied or modified by the Parties hereto except by a written instrument specifically referring to and executed in the same manner as this Agreement. No provision of this Agreement may be waived by any act, omission or knowledge of a Party or its agents or employees, except by a writing expressly waiving such provision and signed by the waiving Party. The failure of a Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by a Party of any condition, remedy or term in any one or more instance shall be construed as a continuing waiver of such condition, remedy or term or any other condition, remedy or term on any successive occasion. Any inconsistency between the terms of this Agreement and any Appendix shall be resolved in favor of the text of this Agreement.

If this Letter Agreement correctly sets for the terms and conditions of our agreement, please indicate the acceptance thereof by PRI in the space provided below and return an original counterpart of this Agreement to the address first shown above. The other original counterpart should be retained in your files. Thank you.



                                  Sincerely,


                                  DepoMed, Inc.



                                  By: /s/ John W. Shell
                                     ------------------------------
                                        John W. Shell, Ph.D.
                                  Title:  Chairman and Chief  Scientific Officer

                                                                    Exhibit 10.1
                                                                    ------------

                       CONFIDENTIAL TREATMENT REQUESTED

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


Accepted and agreed this 20th
Day of February, 1998


The R.W. Johnson Pharmaceutical Research Institute, a division of Ortho-McNeil Pharmaceutical, Inc.



By:___________________________


Title:________________________

                                  APPENDIX A

THE SYMBOL "[* *]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


[* *]